Exhibit 10.2

GENERAL RELEASE AND SEVERANCE AGREEMENT

This General Release and Severance Agreement (the “Agreement”), dated as of September 17, 2020, is made and entered into by and between David Rector (“Employee”) and U.S. Gold Corp. (the “Company”).

For good and valuable consideration, receipt of which is hereby acknowledged, in order to effect a mutually satisfactory and amicable separation of employment from the Company and to resolve and settle finally, fully and completely all matters and disputes that now or may exist between them, as set forth below, Employee and the Company agree as follows:

1. Separation from Employment. For the mutual benefit of Employee and the Company, the parties have agreed that Employee shall transition his Chief Operating Officer position and responsibilities with the Company and shall provide the transition services set forth in Section 5 herein through and including October 31, 2020 or such earlier date as set forth herein (the “Separation Date”). Upon the Separation Date, Employee’s employment with the Company shall cease, and he shall relinquish all positions, offices, and authority with the Company and any affiliates. Employee acknowledges and agrees that, except for the payments described hereunder, Employee has no rights to any other wages and other compensation or remuneration of any kind due or owed from the Company, including, but not limited, to all wages, reimbursements, bonuses, advances, vacation pay, severance pay, vested or unvested equity or stock options, awards, retention, change in control, sale bonus, or other transaction-based payments, and any other incentive-based compensation or benefits to which Employee was or may become entitled or eligible.

2. Employment Agreement. The employment agreement between Employee and the Company dated in or around October 2018 (the “Employment Agreement”) shall terminate forever, and no party shall have any further obligation or liability thereunder, except that Employee acknowledges and agrees that Section 4.4 (Recoupment), Section 4.5 (Clawback Rights), Section 5 (Indemnification), Section 6 (D&O Insurance), Section 10 (Non-Solicitation), Section 11 (Confidential Information), Section 12 (Work Product and Copyrights), Section 13 (Inventions and Patents), Section 14 (Remedies), Section 22 (Severability), Section 23 (Waivers), Section 24 (Governing Law), Section 25 (409A Savings Clause), and Section 26 (Golden Parachute Limitation) of the Employment Agreement, and all provisions thereunder, shall remain in full force and effect in accordance with their terms through and following the Separation Date.

3. Continuing Obligations. Employee shall remain bound by, and agrees to comply with, any other obligations that survive an employment termination as set forth in any other agreement or employee policy to which he became subject during and in connection with his employment with the Company. For the purposes of Employee’s continuing obligations set forth herein and as otherwise set forth in this Agreement, “Company” shall be defined as broadly as possible to include, without limitation, any affiliates and related entities of the Company.

4. Consideration. In consideration of this Agreement and the release herein, his compliance with his obligations hereunder, and his waiver of any right or eligibility to receive any future change in control, transaction bonus, sale bonus, or similar payments, the Company will provide Employee with the following: (i) a prorated annual bonus for the 2020 calendar year and through the Separation Date equal to $150,000 (the “Prorated Bonus”), payable in the number of fully vested shares of restricted common stock of the Company equal to the Prorated Bonus determined based on the common stock’s fair market value on the date of grant, and subject to the terms and conditions of the U.S. Gold Corp. 2020 Stock Incentive Plan (the “2020 Plan”) and the Company’s standard form Restricted Stock Award Agreement; and (ii) any equity awards granted to Employee by the Company pursuant to its 2014 Equity Incentive Plan (the “2014 Plan”), 2017 Equity Incentive Plan (the “2017 Plan”), or 2020 Plan (the 2014 Plan, 2017 Plan, and 2020 Plan are collectively referred to herein as, the “Equity Plans”) during the term of Employee’s employment, shall be 100% vested and retained by Employee, notwithstanding any terms in an award agreement or plan document regarding forfeiture of such awards under the Equity Plans upon termination of employment (provided that the foregoing shall not in any way extend the awards beyond their original term). For the avoidance of any doubt, Employee acknowledges and agrees that he shall not be eligible for any additional compensation or benefits set forth in Section 9 of the Employment Agreement or any future change in control, sale bonus, or other transaction-based payments from the Company or any affiliate.

5. Transition Services. From the date hereof through the Separation Date, Employee shall continue as the Company’s Chief Operating Officer and shall perform such transition services as the Company may request, including, without limitation, those relating to the transition of his positions, offices, authority, duties, or responsibilities with the Company. Employee also agrees to assist with the execution of all documents and all other instruments which the Company shall deem necessary to accomplish any such transition (“Transition Services”). Notwithstanding the foregoing, the Company may immediately terminate the Transition Services for any reason it determines, in its sole discretion, to constitute Cause (as defined in the Employment Agreement) and shall have no further obligation to provide the consideration set forth in Section 4 hereunder. Following the Separation Date through December 31, 2020, or such later date as is mutually agreed to by the parties, Employee shall provide consulting services to the Company concerning such matters and responsibilities as are reasonably requested by the Company, for a monthly fee of $15,000.

6. Cooperation. Employee further agrees to cooperate fully and make himself reasonably available to the Company (and its representatives and advisors) in any pending or future governmental or regulatory investigation, inquiry, or request for information, or civil, criminal, or administrative proceeding or arbitration, in each case involving the Company. Employee agrees that, upon reasonable notice and without the necessity of the Company’s obtaining a subpoena or court order, he shall reasonably respond to all reasonable inquiries of the Company about any matters concerning the Company or its affairs that occurred or arose during his employment by the Company, of which matters he has knowledge or information.

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7. Release of Claims. For and in consideration of the right to receive the consideration described in Section 4 of this Agreement, Employee fully and irrevocably releases and discharges the Company, including all of its affiliates, parent companies, subsidiary companies, employees, owners, directors, officers, principals, agents, insurers, and attorneys (collectively, the “Releasees”) from any and all actions, causes of action, suits, debts, sums of money, attorneys’ fees, costs, accounts, covenants, controversies, agreements, promises, damages, claims, grievances, arbitrations, and demands whatsoever, known or unknown, at law or in equity, by contract (express or implied), in tort, or pursuant to statute, or otherwise (collectively, “Claims”) arising or existing on, or at any time prior to, the date this Agreement is signed by Employee. Such released Claims include, without limitation, Claims relating to or arising out of: (i) Employee’s hiring, compensation, benefits and employment with the Company, (ii) Employee’s separation from employment with the Company, and (iii) all Claims known or unknown or which could or have been asserted by Employee against the Company, at law or in equity, or sounding in contract (express or implied) or tort, including claims arising under any federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, pregnancy, sexual orientation, or any other form of discrimination, harassment, or retaliation, including, without limitation, age discrimination claims under the Age Discrimination in Employment Act; the Americans with Disabilities Act; claims under Title VII of the Civil Rights Act of 1964; the Rehabilitation Act; the Equal Pay Act; the Family and Medical Leave Act, 42 U.S.C. §1981; the Civil Rights Act of 1991; the Civil Rights Act of 1866 and/or 1871; the Sarbanes Oxley Act; the Employee Polygraph Protection Act; the Uniform Services and Employment and Re-Employment Rights Act; the Worker Adjustment Retraining Notification Act; the National Labor Relations Act and the Labor Management Relations Act; Nevada’s anti-discrimination laws any other similar or equivalent state laws; and any other federal, state, local, municipal or common law whistleblower protection claim, discrimination or anti-retaliation statute or ordinance; claims arising under the Employee Retirement Income Security Act; claims arising under the Fair Labor Standards Act; or any other statutory, contractual or common law claims.

8. No Legal Actions. Employee represents that Employee has not filed or caused to be filed any lawsuit, complaint, or charge against the Company in any court, any municipal, state, or federal agency, or any other tribunal. To the fullest extent permitted by law, Employee agrees not to sue or file a complaint in any court, or file or pursue a demand for arbitration, pursuing any Claims released under this Agreement, or assist or otherwise participate in any such proceeding asserting such a Claim. Employee warrants further that he has not assigned or conveyed to any other person or entity any of his or its rights, including any of the Claims released in this Agreement. Employee further expressly waives any claim to any monetary or other damages or any other form of recovery in connection with any proceeding made by him in violation of this Agreement.

9. No Interference. Nothing in this Agreement is intended to interfere with Employee’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity (including, without limitation, the Securities and Exchange Commission), or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Employee further acknowledges that nothing in this Agreement is intended to interfere with Employee’s right to file a claim or charge with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), any state human rights commission, or any other government agency or entity. However, by executing this Agreement, Employee hereby waives the right to recover any damages or benefits in any proceeding Employee may bring before the EEOC, any state human rights commission, or any other government agency or in any proceeding brought by the EEOC, any state human rights commission, or any other government agency on Employee’s behalf with respect to any claim released in this Agreement; provided, however, for purposes of clarity, Employee does not waive any right to any whistleblower award pursuant to Section 21F of the Securities Exchange Act of 1934 or any other similar provision.

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10. Review and Consultation. Employee acknowledges that: (a) this Agreement is written in terms and sets forth conditions in a manner which he understands; (b) he has carefully read and understands all of the terms and conditions of this Agreement; (c) he agrees with the terms and conditions of this Agreement; and (d) he enters into this Agreement knowingly and voluntarily. Employee acknowledges that he does not waive rights or claims that may arise after the date this Agreement is executed, that he has been given twenty-one (21) days from receipt of this Agreement in which to consider whether he wanted to sign it, that any modifications, material or otherwise made to this Agreement do not restart or affect in any manner the original twenty-one (21) day consideration period, and that the Company advises Employee to consult with an attorney before he signs this Agreement. The Company agrees, and Employee represents that he understands, that he may revoke his acceptance of this Agreement at any time for seven (7) days following his execution of the Agreement and must provide notice of such revocation by giving written notice to the Company. If not revoked by written notice received on or before the eighth (8th) day following the date of his execution of the Agreement, this Agreement shall be deemed to have become enforceable and on such eighth (8th) day.

11. No Further Services. Employee agrees that he will not seek, apply for, accept, or otherwise pursue employment, engagement, or arrangement to provide further services with or for the Company, as an employee, independent contractor or otherwise, except as provided herein.

12. Confidentiality of Agreement. Employee agrees that he will keep both the fact of this Agreement and the terms of this Agreement confidential, and will not disclose the fact of this Agreement or the terms of this Agreement to anyone other than Employee’s spouse/registered domestic partner, attorney or accountant/tax advisor, unless otherwise required to under applicable law or regulation after providing reasonable notice in writing to the Company and a reasonable opportunity to challenge any such disclosure.

13. Governing Law/Venue. The parties agree that the Agreement shall be governed by and construed under the laws of the State of Nevada. In the event of any dispute regarding this Agreement or Employee’s employment, the parties hereby irrevocably agree to submit to the federal and state courts situated in [Nevada], and Employee agrees that he shall not challenge personal or subject matter jurisdiction in such courts. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH, OR RELATED OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, OR IN EQUITY, OR OTHERWISE.

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14. Voluntary. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto. The parties acknowledge that they have had ample opportunity to have this Agreement reviewed by the counsel of their choice.

15. Acknowledgment. Employee acknowledges and agrees that the consideration provided herein is consideration to which Employee is not otherwise entitled except pursuant to the terms of this Agreement and are being provided in exchange for Employee’s compliance with his obligations set forth hereunder.

16. No Admission of Liability. This Agreement shall not in any way be construed as an admission by the Company or Employee of any acts of wrongdoing or violation of any statute, law or legal right.

17. No Third-Party Beneficiaries. Except as expressly provided to the contrary in this Agreement, no third party is intended to be, and no third party shall be deemed to be, a beneficiary of any provision of this Agreement. Employee agrees that all Releasees shall be express third-party beneficiaries of this Agreement (and the release of Claims contained herein) and shall be permitted to enforce the terms of this Agreement as if they were parties hereto.

18. Sole Agreement and Severability. Except as set forth herein, this Agreement is the sole, entire and complete agreement of the parties relating in any way to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to such subject matter. No statements, promises or representations have been made by any party to any other party, or relied upon, and no consideration has been offered, promised, expected or held out other than as expressly set forth herein, provided only that the release of claims in any prior agreement or release shall remain in full force and effect. The covenants contained in this Agreement are intended by the parties hereto as separate and divisible provisions, and in the event that any or all of the covenants expressed herein shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

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PLEASE READ CAREFULLY. THIS GENERAL RELEASE AND SEVERANCE AGREEMENT INCLUDES A RELEASE OF ANY AND ALL CLAIMS, KNOWN OR UNKNOWN, AGAINST THE COMPANY.

THE COMPANY		EMPLOYEE

By:	/s/ Edward M. Karr	/s/ David Rector

Title:	Chief Executive Officer	Date:	September 17, 2020

Date:	September 17, 2020

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